EXHIBIT 10.3

SYSCO CORPORATION
2018 OMNIBUS INCENTIVE PLAN

2018 RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”) was made and entered into as of November 16, 2018 (“Date of Grant”), by and between Sysco Corporation, a Delaware corporation (hereinafter “Sysco”), and ____________, a director of Sysco (hereinafter “Director”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of Sysco has adopted, and Sysco’s stockholders have approved, the Sysco Corporation 2018 Omnibus Incentive Plan (the “Plan”), the purpose of which, among other things, is to promote the interests of Sysco and its stockholders by enhancing Sysco’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in Sysco through the ownership of common stock, $1.00 par value, of Sysco (“Common Stock”); and

WHEREAS, the Board of Directors of Sysco has adopted the Sysco Corporation 2009 Board of Directors Stock Deferral Plan (the “Stock Deferral Plan”), the purpose of which is to provide its non-employee directors the opportunity to defer receipt of stock that would otherwise be transferred to them during their service on the Board of Directors of Sysco Corporation under the Plan in order to allow them to participate in the long-term success of Sysco and to promote a greater alignment of interests between the non-employee directors and the shareholders;

WHEREAS, the Plan provides that non-employee directors may receive awards of restricted shares of Sysco Common Stock and may defer the receipt of such shares under the Stock Deferral Plan; and

WHEREAS, Director desires to continue to serve on the Board of Directors of Sysco and to accept an award of restricted stock in accordance with the terms and provisions of the Plan and this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	GRANT OF RESTRICTED SHARES; CONVERSION TO SHARE UNITS; VESTING

(a)    Grant of Restricted Shares. Sysco, as authorized by the Board of Directors, hereby grants to Director __________[full amount of grant] shares of restricted Common Stock pursuant to the provisions of the Plan.

(b)    Exchange for Share Units. Pursuant to Director’s Restricted Share Deferral Election (as defined in the Stock Deferral Plan), Director elected to defer receipt of 100% of the shares of restricted Common Stock granted during calendar year 2018. As a result, ______ shares of restricted Common Stock (the “Exchanged Shares”) granted to Director pursuant to paragraph 1(a) of this Agreement are hereby exchanged for Share Units (as defined in the Stock Deferral Plan) under the Stock Deferral Plan and the Director shall have no rights to receive the Exchanged Shares. The Director’s rights with respect to the Share Units received in exchange for the Exchanged Shares, as well as the terms and conditions of the Share Units, are those as described in the Stock Deferral Plan; provided, however, vesting of the Share Units and the rights to the Share Units upon Director’s Cessation of Service on the Board shall be determined under Section 1(c) and Section 2 of this Agreement, as applicable.

(c)    Vesting. The Share Units received in exchange for the Exchanged Shares shall be subject to vesting as follows:

(i)	One-hundred percent (100%) of the Share Units received in exchange for the Exchanged Shares shall vest on the first anniversary of the Date of Grant.

(ii)
Any unvested portion of the Share Units received in exchange for the Exchanged Shares shall vest upon the occurrence of a Change in Control. For purposes of this Agreement, “Change in Control” means that a person or persons who are acting together for the purpose of acquiring an equity interest in Sysco acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding Common Stock.

2.	CESSATION OF SERVICE.

Except as set forth below and unless otherwise determined by the Board, if Director ceases to be a Non-Employee Director (as defined in the Plan) prior to the vesting of any portion of the Share Units received in exchange for the Exchanged Shares then Director shall forfeit the portion of the Share Units received in exchange for the Exchanged Shares which is not vested on the date he ceases to be a Non-Employee Director; provided, however, that unless otherwise determined by the Board, if (a) Director serves out his or her term but does not stand for re-election at the end thereof, or (b) Director shall retire from service on the Board (for reasons other than death) prior to the expiration of his or her term and on or after the date he or she attains age 71, Director’s Share Units received in exchange for the Exchanged Shares shall remain in effect and vest, as if Director had remained a Non-Employee Director of Sysco. Upon the death of Director, any unvested portion of the Share Units received in exchange for the Exchanged Shares shall vest.

3.	DATA PRIVACY.

To the extent that consent is required, Director hereby consents to the collection, use and transfer, in electronic or other form, of Director’s personal data as described in this Agreement and any other materials by and among the Company and for the purpose of implementing, administering and managing the Director’s participation in the Plan.

The Director understands that the Company and any Affiliated Companies may hold certain personal information about the Director, including but not limited to his or her name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, any shares of Stock or directorships held in the Company and details of all Awards or any other entitlements to shares of Stock awarded, cancelled, vested, unvested, or outstanding in the Director’s favor (“Data”), for the purpose of implementing, administering or managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable local law. Such Data includes, but is not limited to, the information provided above and any changes thereto and other appropriate personal and financial data about the Director. The Director hereby provides explicit consent to the Company, the Employer and any Affiliated Companies to process any such Data to the extent it is necessary for the purposes of implementing, administering and managing the Director’s participation in the Plan.

The Director understands that Data will be transferred, for the purposes of implementing, administering and managing the Director’s participation in the Plan, to such equity plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Director understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have data privacy laws and protections which provide standards of protection that are different to, or lower than, the standards provided by the data privacy laws in the Director’s country. The Director understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator of the Company. The Director authorizes the Company, the Company’s equity service plan provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Director understands that Data will be held only as long as is necessary to implement, administer and manage the Director’s participation in the Plan. Further, the Director understands that he or she is providing the consents herein on a purely voluntary basis. If the Director does not consent, or if the Director later seeks to revoke his or her consent, his or her status with the Company will not be affected; the only consequence of refusing or withdrawing the Director’s consent is that the Company would not be able to grant the Director Awards or other equity awards or administer or maintain such awards. Therefore, the Director understands that refusing or withdrawing his or her consent may affect the Director’s ability to participate in the Plan.

Finally, the Director understands that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request the Director to provide an executed acknowledgment or data privacy consent form (or any other acknowledgments, agreements or consents) to the Company that the Company may deem necessary to obtain under the data privacy laws in the Director’s country, either now or in the future. The Director understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgment, agreement or consent requested by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Sysco Corporation

________________________________________________
By:     Thomas L. Bené
Chairman, President and Chief Executive Officer

DIRECTOR:

_____________________________________________
Name: